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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 13, 2000

                                   LASON, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE                                               38-3214743
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION)
                                    000-21407
                            (COMMISSION FILE NUMBER)



1305 STEPHENSON HIGHWAY
TROY, MI                                                      48083
(ADDRESS OF PRINCIPAL                                       (ZIP CODE)
 EXECUTIVE OFFICES)


                                  (248)597-5800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5.  OTHER EVENTS

         The Company announced it plans to focus on core business units in image and data capture, management and output services in North American markets. As part of the new strategic plan, the Company plans to sell its UK subsidiary, the former M-R Group PLC (with total 2000 annualized revenues of approximately US $48 million), and non-core businesses (with total 2000 annualized revenues of $65 to $85 million). The Company plans to continue utilizing its existing offshore business operations to support its data capture segment. Lason has retained an investment banking firm to assist in the disposition of its UK subsidiary. The Company also stated that it plans to continue supporting its US customers' needs for image and data capture, management and output services in Europe and that it is in the process of negotiating reciprocal partnerships with key European service providers of capture, management and output services to support its European customer base following the proposed sale of the UK subsidiary.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2000        LASON, INC.
                                (REGISTRANT)


                                By: /s/ John R. Messinger
                                   -----------------------------------------
                                   John R. Messinger,  Chief Executive Officer,
                                   President and Chief Operating Officer